UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2014 (February 25, 2014)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-6571 (Commission file number)	22-1918501 (I.R.S. Employer Identification No.)
One Merck Drive, P.O. Box 100, Whitehouse Station, NJ (Address of principal executive offices)	08889 (Zip code)

Registrant’s telephone number, including area code: (908) 423-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to By-Laws.

On February 25, 2014, the Board of Directors (the “Board”) of Merck & Co., Inc. (the "Company") amended Article I, Section 2 of the By-Laws of the Company (the “By-Laws”) to provide that special meetings of shareholders may be called by shareholders owning at least fifteen percent (15%) of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company. Previously, the required threshold amount for calling a special meeting of shareholders was twenty-five percent (25%). The amendments also establish procedural guidelines and requirements for shareholders to request a special meeting. The amendments took effect immediately upon approval by the Board. The Company's By-Laws, as amended, are attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description

3.2	By-Laws of Merck & Co., Inc., effective as of February 25, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2014

Merck & Co., Inc.

By:	/s/ Katie E. Fedosz
Name:	Katie E. Fedosz
Title:	Senior Assistant Secretary

INDEX TO EXHIBITS

Number	Description
3.2	By-Laws of Merck & Co., Inc., effective as of February 24, 2014